Exhibit 10.3

THE MACERICH COMPANY
FIRST AMENDMENT TO AMENDED AND RESTATED OFFER OF EMPLOYMENT
This First Amendment to the Amended and Restated Offer of Employment, effective as of January 1, 2020 (this “Amendment”), is made by and between The Macerich Company, a Maryland corporation (the “Company”), and Ann C. Menard (the “Executive”).
WHEREAS, the Company and the Executive entered into that certain Amended and Restated Offer of Employment dated as of April 30, 2018 (the “Employment Agreement”); and
WHEREAS, the Company and the Executive desire to amend certain terms of the Employment Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive agree as follows:
1.The sections of the Employment Agreement titled “Vacation” and “Personal Days” shall be deleted in their entirety in accordance with the Company’s Routine Time Off Policy, effective as of January 1, 2020.

2.Except as expressly amended hereby, the Employment Agreement shall be and remain in full force and effect in accordance with its terms.

3.All capitalized undefined terms used in this Amendment shall have the meanings assigned to them in the Employment Agreement.

4.This Amendment may be executed in counterparts, each of which when executed and delivered is an original, but all of which taken together constitute one and same instrument.

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed effective as of the date and year first above written.

THE MACERICH COMPANY, a Maryland corporation

By: /s/ Thomas E. O’Hern
Thomas E. O’Hern, Chief Executive Officer

Executive:

/s/ Ann C. Menard
Ann C. Menard